MEMBERSHIP INTEREST AND SHARE EXCHANGE AGREEMENT

THIS MEMBERSHIP INTEREST AND SHARE EXCHANGE AGREEMENT (this “Agreement”) is made as of March 5, 2012 (the “Effective Date”), by and between GREEN GLOBAL INVESTMENTS, INC., a Florida corporation (“GGI”), ALLEN TAT YAN HUIE (“Huie”), THE ALLEN HUIE FAMILY TRUST (“Huie Trust”), COMMERCENTERS, LLC, a Florida limited liability company (“Comcen”) and the individuals and entities listed on Exhibit “A” attached hereto (each individually a “Member” and together the “Members”).

Premises

WHEREAS, the Members are each members of Comcen and Huie is the Chairman of GGI; and

WHEREAS, Huie, together with Huie Trust, of which Huie is the grantor, owns or controls in excess of ninety percent (90%) of the issued and outstanding capital stock of GGI and the Members each own the number of units (“Units”) in Comcen as specified on Exhibit “A” attached hereto; and

WHEREAS, the Members have collectively agreed to assign all of the Units that each of them own in Comcen to GGI in exchange for a number of shares (the “Shares”) in GGI (as set forth on Exhibit “B” attached hereto) that will result in the Members (and in the case of Awake, LLC, its members) collectively owning fifty and nine tenths percent (50.9%) of the issued and outstanding shares in GGI upon the Closing (defined below) of the transactions contemplated herein;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Exchange of Units and Shares.  Subject to the terms and conditions of this Agreement: (a) each of the Members hereby assigns his or its applicable Units in Comcen to GGI and GGI accepts such assignment from each Member; and (b) GGI hereby assigns the number of Shares to each Member (and in the case of Awake, LLC, its members) as specified on Exhibit “B” attached hereto and each Member (and in the case of Awake, LLC, its members) accepts such assignment from GGI.  The assignment and transfer of Units and Shares described in this Section 1 are collectively hereinafter referred to as the “Transaction”.

2.

Closing.  The closing (the “Closing”) of the Transaction shall take place on the Effective Date upon the execution of this Agreement by each of the parties hereto.

3.

Structure Upon Completion of the Transaction.  The parties hereto acknowledge and agree that upon completing the Transaction it is the intent of the parties that the Members (and in the case of Awake, LLC, its members) shall collectively own fifty percent (50%) of the issued and outstanding Shares of GGI and that GGI shall own one hundred percent (100%) of the issued and outstanding Units in Comcen.

4.

Value of Shares and Units.  The parties hereto hereby declare that, to the best of their knowledge, information and belief, upon the Effective Date the Units and Shares are of equal value, that is to say $0.125.

5.

Private Placement.  GGI hereby agrees that no later than ninety (90) days after the Effective Date, GGI shall have completed a private placement of GGI stock to be sold for an aggregate purchase price of Two Million and No/100 Dollars ($2,000,000.00) (the “Private Placement”).  The Private Placement shall be conducted and completed in conformance with all applicable United States federal and state securities laws and regulations including, without limitation, Section 4(2) of the United States Securities Act of 1933 and Rule 506 of Regulation D (17 CFR § 230.501 et seq) of the United States federal securities laws.  In the event that GGI is unable to complete the Private Placement within the aforementioned ninety (90) day time period for any reason, then the Members (and in the case of Awake, LLC, its members) holding a majority of the Units set forth on Exhibit “A” shall have the right to unwind the Transaction such that the Shares assigned to each of the Members shall be transferred back to GGI and the Units assigned to GGI shall be transferred back to each of the Members.

6.

Representations and Warranties GGI.  GGI represents and warrants to Comcen and each of the Members that:

(a)

GGI is a properly constituted, valid and subsisting corporation pursuant to the provisions of the Florida Business Corporations Act;

(b)

no consent from any shareholder of GGI other than Huie, and no consent from any third party is necessary to allow GGI to engage in and consummate the Transaction or any of the other transactions contemplated in this Agreement;

(c)

immediately prior to the Closing Huie will own or control in excess of ninety percent (90%) of the issued and outstanding capital stock of GGI;

(d)

GGI has all necessary corporate power and authority to enter into this Agreement, to consummate the Transaction and all other transactions contemplated by this Agreement and to issue the Shares to the Members;

(e)

upon issuance of the Shares to the Members, the Shares will not be encumbered by any liens or security interests or in any other manner whatsoever;

(f)

neither the execution and delivery of this Agreement, the consummation of the Transaction or any of the other transactions contemplated by this Agreement nor the issuance of the Shares to the Members, will breach or violate any of the provisions of any agreement to which GGI is a party or will breach or violate any applicable law, regulation or court order;

(g)

GGI has conducted all due diligence that it may deem necessary in order to satisfy itself that its entrance into this Agreement and the consummation of the Transaction and all other transactions contemplated by this Agreement is in its best interest;

(h)

GGI has delivered or will deliver to each of the Members copies of GGI’s financial statements reflecting GGI’s business operations for the twelve (12) months ending

December 31, 2011 (the “GGI Financial Statements”).  Each of the GGI Financial Statements is true and correct in all material respects, is in accordance with the books and records of GGI, presents fairly the financial condition and results of operations of GGI as of the date and for the period indicated has been prepared in accordance with GAAP; provided, however, that the said financial statements omit footnotes and adjustments that may be made in the ordinary course of completing year-end audits; and

(i)

this Agreement constitutes the valid and binding agreement of GGI enforceable in accordance with its terms.

7.

Representations and Warranties of Huie and Huie Trust.  Huie and Huie Trust represent and warrant to Comcen and each of the Members that:

(a)

immediately prior to the Closing Huie, together with Huie Trust, will own or control in excess of ninety percent (90%) of the issued and outstanding capital stock of GGI;

(b)

neither the execution and delivery of this Agreement, the consummation of the Transaction or any of the other transactions contemplated by this Agreement nor the issuance of the Shares to the Members, will breach or violate any of the provisions of any agreement to which Huie or Huie Trust is a party or will breach or violate any applicable law, regulation or court order;

(c)

Huie and Huie Trust have conducted all due diligence that he or it may deem necessary in order to satisfy himself or itself that his or its entrance into this Agreement and the consummation of the Transaction and all other transactions contemplated by this Agreement is in his or its best interest; and

(d)

this Agreement constitutes the valid and binding agreement of Huie and Huie Trust enforceable in accordance with its terms;

8.

Representations and Warranties of Comcen.  Comcen represents and warrants to GGI and Huie that:

(a)

Comcen is a properly constituted, valid and subsisting limited liability company pursuant to the provisions of the Florida Limited Liability Company Act;

(b)

no consent from any member of Comcen other than the Members, and no consent from any third party is necessary to allow Comcen to engage in and consummate the Transaction or any of the other transactions contemplated in this Agreement;

(c)

immediately prior to the Closing the Members will collectively own one hundred percent (100%) of the issued and outstanding membership interests in Comcen;

(d)

Comcen has all necessary limited liability company power and authority to enter into this Agreement and to consummate the Transaction and all other transactions contemplated by this Agreement;

(e)

neither the execution and delivery of this Agreement, the consummation of the Transaction or any of the other transactions contemplated by this Agreement nor the assignment of the Units to GGI, will breach or violate any of the provisions of any agreement to which Comcen is a party or will breach or violate any applicable law, regulation or court order;

(f)

Comcen has conducted all due diligence that it may deem necessary in order to satisfy itself that its entrance into this Agreement and the consummation of the Transaction and all other transactions contemplated by this Agreement is in its best interest;

(g)

Comcen has delivered or will deliver to GGI and Huie copies of Comcen’s financial statements reflecting Comcen’s business operations for the twelve (12) months ending December 31, 2011 (the “Comcen Financial Statements”).  Each of the Comcen Financial Statements is true and correct in all material respects, is in accordance with the books and records of Comcen, presents fairly the financial condition and results of operations of Comcen as of the date; and

(h)

this Agreement constitutes the valid and binding agreement of Comcen enforceable in accordance with its terms; and

9.

Representations and Warranties of the Members.  Each Member represents and warrants to GGI and Huie that:

(a)

immediately prior to the Closing the Members will collectively own one hundred percent (100%) of the issued and outstanding membership interests in Comcen;

(b)

upon assigning the Units to the GGI, the Units assigned by the Member will not be encumbered by any liens or security interests or in any other manner whatsoever;

(c)

neither the execution and delivery of this Agreement, the consummation of the Transaction or any of the other transactions contemplated by this Agreement nor the assignment of the Units to GGI, will breach or violate any of the provisions of any agreement to which the Member is a party or will breach or violate any applicable law, regulation or court order;

(d)

the Member has conducted all due diligence that such Member may deem necessary in order to satisfy such Member that his entrance into this Agreement and the consummation of the Transaction and all other transactions contemplated by this Agreement is in his best interest; and

(e)

this Agreement constitutes the valid and binding agreement of the Member enforceable in accordance with its terms;

10.

Management.  Upon the Closing of the Transaction, Richard A. Asta shall be appointed as the President of GGI, G. Richard Hostetter shall be appointed as the Corporate Secretary of GGI, George D. Livingston and Donald A. Mitchell shall be appointed as Co-Chairmen of GGI and Huie shall be appointed as a member of the Board of Managers of Comcen.

11.

Deliverables.  Within a reasonable time after the Closing, Huie and GGI shall deliver to each of the Members (and in the case of Awake, LLC, its members) a certificate representing the Shares assigned to each such Member (and in the case of Awake, LLC, its members) duly endorsed for transfer in the name of such Member (and in the case of Awake, LLC, its members), and each Member shall deliver to GGI a certificate representing the Units assigned by each such Member to GGI duly endorsed for transfer in the name of GGI.

12.

Geoff Hampson.  The parties hereto acknowledge and agree that as of the Effective Date Geoff Hampson (“Hampson”), one of the Members, has not fully paid for the Units in Comcen for which he has subscribed.  As of the Effective Date Hampson has paid to Comcen $50,000 of the $200,000 total amount that Hampson owes to Comcen resulting in a balance due of $150,000 (the “Additional Amount”).  Upon the Closing of the Transaction Hampson shall be issued 531,543 Shares in GGI representing the number of Shares that Hampson is entitled to receive if he does not pay the Additional Amount.  1,594,627 Shares (the “Escrow Shares”) shall be deposited with  Gray Robinson, P.A. (“Escrow Agent”) to be held by Escrow Agent until such time that: (a) Hampson either pays the Additional Amount in full in which case Escrow Agent shall remit the Escrow Shares to Hampson; or (b) Hampson fails to pay the Additional Amount within six (6) months of the Effective Date (the “Due Date”) at which time Escrow Agent shall distribute the Escrow Shares to the Members (and in the case of Awake, LLC, its members) as set forth on Exhibit “C” attached hereto.  Exhibit “B” attached hereto reflects the ownership of Shares in GGI by the Members assuming that Hampson has fulfilled his obligation to pay the Additional Amount by the Due Date.  Exhibit “C” attached hereto reflects the ownership of Shares in GGI by the Members in the event that Hampson fails to pay the Additional Amount by the Due Date.

13.

Awake, LLC.  The parties hereto acknowledge and agree that upon assigning its Units to GGI, Awake, LLC (one of the Members) will forego receipt of the Shares to which it is entitled and instead will direct that the Shares to which it is entitled be assigned directly to its members.  The members of Awake, LLC that will receive Shares under this Agreement are Harvey Rothstein and Maria Rothstein Tenants by the Entireties, MAP Enterprises, Inc. and Jonathan Rothstein.

14.

Transfer of Shares by Huie Trust.  Concurrently with the Closing, Huie Trust shall assign, transfer and pledge to Huie all of the Shares in GGI that Huie Trust owns, in exchange for a payment made to Huie Trust by Huie in the amount of $0.125 per Share transferred to Huie.  As a result of such transfer, and as a result of the Transaction and all other transactions contemplated by this Agreement, the ownership structure of GGI immediately following the Closing shall be as set forth on Exhibit “D” attached hereto.

15.

Further Assurances.  Upon Closing the Transaction and from time to time thereafter, the parties hereto agree to execute such additional documents and instruments and take any such other action at the reasonable request of any other party hereto as may be necessary in order to give effect to the Transaction or any other transaction contemplated by this Agreement.

16.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to each of their permitted successors and assigns.

17.

Severability.  In the event that any one or more provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, any such invalid, illegal or unenforceable provision shall be treated as modified to the least extent necessary to rectify its invalidity, illegality or unenforceability, and shall be enforced as so modified.  If no feasible modification shall save such provision, it will be severed from the remainder of this Agreement, as appropriate.  The remaining provisions of this Agreement shall be unimpaired, and remain in full force and effect.

18.

Headings.  The headings in this Agreement are for the purpose of convenience only.  They are not intended to be a material part of the Agreement, and in the event of any conflict between the heading and the text, the text shall govern.

19.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its conflicts of law provisions.  The parties agree to, and do hereby, submit to the exclusive jurisdiction of the state or federal courts of competent jurisdiction sitting in the State of Florida to hear and resolve disputes arising out of, or related to this Agreement, and agree that the exclusive venue for all such actions shall be in Orange County, Florida.

20.

Entire Agreement.  This Agreement contains the entire agreement between the parties as to the subject matter hereof.  This Agreement supersedes all prior oral and written agreements between the parties with respect to the subject matter hereof.  This Agreement may not be modified or amended except in a writing signed by an authorized representative of each party.

21.

Waiver.  The failure of any party to enforce at any time any of the provisions of this Agreement, or to require at any time performance of any of the provisions hereof, shall in no way affect the full right to require such performance at any time thereafter.  No waiver shall be deemed a waiver of any other breach, or any other term or condition hereof.

22.

Notices.  Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, post-paid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).  All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.  All notices permitted or required to be given hereunder to any party shall be addressed to such party at the address set forth under such party’s signature on the signature page to this Agreement.

23.

Counterparts; Electronic Signatures.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Signatures to this Agreement may be exchanged by electronic means and shall have the same legal effect as the exchange of original signatures.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

GGI:		COMCEN:

GREEN GLOBAL INVESTMENTS, INC.,		COMMERCENTERS, LLC, a Florida
a Florida corporation		limited liability company

By:	/s/Allen Tat Yan Huie	By:	/s/George D. Livingston
	Allen Huie, Chairman		George D. Livingston, Chairman, Board of Managers

Address:	802, Beautiful Group Tower	Address:	2200 Lucien Way,
74 – 77 Connaught Road, Hong Kong		Suite, 350, Maitland, FL 32751

HUIE	HUIE TRUST:

/s/Allen Tat Yan Huie	/s/Julie Yim G. Moy
ALLEN TAT YAN HUIE	THE ALLEN HUIE FAMILY TRUST, Julie Yim G. Moy, Trustee

Address:	C2, 8 Stanley Mound Road,	Address:	C2, 8 Stanley Mound Road
Stanley, Hong Kong		Stanley, Hong Kong

MEMBERS:

R&S FIELDS LIMITED PARTNERSHIP		AWAKE, LLC

By:	/s/Randolph H. Fields	By:	/s/Harvey Rothstein
	Randolph H. Fields, Manager		Harvey Rothstein

Address:	301 E. Pine Street, Suite 1400	Address:	8162 Pinehurst Harbour Way
Orlando, FL 32801		Pasadena, MO 21122

[Signatures continue on the following page]

/s/George D. Livingston	/s/Richard A. Asta
GEORGE D. LIVINGSTON	RICHARD A. ASTA

Address:	2200 Lucien Way, S-350,	Address:	c/o CommerCenters
Maitland, FL 32751		2200 Lucien Way, Suite 350, Maitland, FL 32751

/s/G. Richard Hostetter	/s/Donald A. Mitchell
G. RICHARD HOSTETTER	DONALD A. MITCHELL

Address:	1415 Westchester Avenue	Address:	525 Melrose Avenue
Winter Park, FL 32789		Winter Park, FL 32789

/s/Geoff Hampson
GEOFF HAMPSON

Address:	1220-1066 W. Hastings Street
Vancouver, BC V6E 3X1, Canada

Exhibit “A”

Members and Units in Comcen assigned to GGI by the Members

Members	Units in Comcen Assigned to GGI
R&S Fields Limited Partnership	259.5
Awake, LLC	961
George D. Livingston	519
Richard A. Asta	241
G. Richard Hostetter	241
Donald A. Mitchell	519
Geoff Hampson	259.5

Exhibit “B”

Shares in GGI Received by the Members (and in the case of Awake, LLC, its members)

Members (and in the case of Awake, LLC, its members)	Shares in GGI Received from GGI
R&S Fields Limited Partnership	2,126,170
George D. Livingston	4,252,340
Richard A. Asta	1,974,593
G. Richard Hostetter	1,974,593
Donald A. Mitchell	4,252,340
Geoff Hampson	2,126,170
Harvey Rothstein and Maria Rothstein Tenants by the Entireties	3,543,207
MAP Enterprises, Inc.	3,543,207
Jonathan Rothstein	787,380

Exhibit “C”

Ownership of Shares in GGI if Hampson does not pay the Additional Amount by the Due Date

Members (and in the case of Awake, LLC, its members)	Shares Owned in GGI
R&S Fields Limited Partnership	2,277,181
George D. Livingston	4,554,362
Richard A. Asta	2,114,761
G. Richard Hostetter	2,114,761
Donald A. Mitchell	4,554,362
Geoff Hampson	531,543
Harvey Rothstein and Maria Rothstein Tenants by the Entireties	3,794,863
MAP Enterprises, Inc.	3,794,863
Jonathan Rothstein	843,304

Exhibit “D”

GGI Post-Closing Ownership Structure of GGI

Shareholders	Number of Shares Owned	Percentage of Shares Owned
R&S Fields Limited Partnership	2,126,170	4.2433%
George D. Livingston	4,252,340	8.4867%
Richard A. Asta	1,974,593	3.9408%
G. Richard Hostetter	1,974,593	3.9408%
Donald A. Mitchell	4,252,340	8.4867%
Geoff Hampson	2,126,170	4.2433%
Harvey Rothstein and Maria Rothstein Tenants by the Entireties	3,543,207	7.0713%
MAP Enterprises, Inc.	3,543,207	7.0713%
Jonathan Rothstein	787,380	1.5715%
Allen Tat Yan Huie	21,983,800	43.8743%
All Other Shareholders Together	3,542,530	7.0700%
Total	50,106,330	100%